Exhibit 99.2

 UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF WEB.COM GROUP, INC. AND NETWORK SOLUTIONS

The following unaudited pro forma combined condensed financial statements have been prepared to give effect to the acquisition of the GA-Net Sol Parent LLC and Subsidiaries, a Delaware corporation (“Network Solutions”) by Web.com Group, Inc. (“Web.com” or “the Company”). These unaudited pro forma combined condensed financial statements are derived from the historical consolidated financial statements of Web.com and Network Solutions.  These financial statements have been adjusted as described in the notes to the unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed balance sheet combines the historical consolidated balance sheets of Web.com and Network Solutions as of the close of business on June 30, 2011, and includes preliminary adjustments to reflect the transactions that are directly attributable to the acquisition and factually supportable.  In addition, the unaudited pro forma combined condensed statements of operations combine the historical consolidated statements of operations of Web.com and Network Solutions and have also been adjusted to give effect to pro forma events that are directly attributable to the acquisition, factually supportable and expected to have a continuing impact on the combined results.  The unaudited pro forma combined condensed statements of operations have been prepared assuming the acquisition occurred on January 1, 2010.

We have prepared the unaudited pro forma combined condensed financial statements based on available information using assumptions that we believe are reasonable. These financial statements are being provided for informational purposes only and do not claim to represent our actual financial position or results of operations had the acquisition occurred on that date specified nor do they project our results of operations or financial position for any future period or date.  In addition, the pro forma financial statements do not account for the cost of any restructuring activities or synergies resulting from the acquisition.

The unaudited pro forma combined condensed financial statements were prepared using the acquisition method of accounting as outlined in Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations, with Web.com considered the acquiring company.  Based on the acquisition method of accounting, the consideration paid to Network Solutions is allocated to their assets and liabilities based on their fair value as of the date of the completion of the acquisition.  Web.com has used preliminary estimates for the fair value of deferred revenue and deferred costs and intangible assets.  Fair value adjustments for property and equipment and the related depreciation expense adjustments are not reflected herein as the Company is in the process of gathering the relevant information required to complete the valuation. Any remaining amount of the purchase price allocation is recorded as goodwill.  The purchase price allocation and valuation is preliminary and subject to final adjustments and provided for informational purposes only.

Unaudited Pro Forma Combined Condensed Statement of Operations
Year ended December 31, 2010
(In thousands of dollars)

	Historical	Historical	Pro forma		Pro forma
	Web.com	Network Solutions	Adjustments		Combined

Revenue	$120,289	$264,905	$(164,736)	(6)	$304,089
			83,631	(7)

Cost of revenue (exclusive of depreciation and amortization shown below)	53,232	71,552	(39,293)	(9)	127,413
			41,922	(10)

Sales & marketing	28,678	45,043			73,721
Research & development	10,910	38,185			49,095
General & administrative	24,110	31,070			55,180
Restructuring charges	2,171	-			2,171
Depreciation and amortization	15,724	24,434	(10,595)	(2)	81,272
			51,709	(1)
Total cost and operating expenses	134,825	210,284	43,743		388,852

(Loss) income from operations	(14,536)	54,621	(124,848)		(84,763)

Interest expense, net	(2,832)	(15,193)	17,692	(3)(4)	(70,517)
			(70,184)	(5)

(Loss) income from operations before income taxes	(17,368)	39,428	(177,340)		(155,280)

Benefit (provision) for income tax	10,720	1,480	(16,797)	(8)	(4,597)

(Loss) income from continuing operations	$(6,648)	$40,908	$(194,137)		$(159,877)

Basic earnings per share:
Loss from continuing operations per common share	$(0.26)	N/A	N/A		$(3.67)
Diluted earnings per share:
Loss from continuing operations per common share	$(0.26)	N/A	N/A		$(3.67)

Basic weighted average common shares outstanding	25,515	N/A	18,000	(11)	43,515
Diluted weighted average common shares outstanding	25,515	N/A	18,000	(11)	43,515

Unaudited Pro Forma Combined Condensed Statement of Operations
Period ended June 30, 2011
(In thousands of dollars)

	Historical	Historical	Pro forma		Pro forma
	Web.com	Network Solutions	Adjustments		Combined

Revenue	$81,722	$133,524	$(43,862)	(6)	$193,651
			22,267	(7)

Cost of revenue (exclusive of depreciation and amortization shown below)	35,342	37,042	(11,461)	(9)	73,151
			12,228	(10)

Sales & marketing	21,110	23,683			44,793
Research & development	6,938	18,621			25,559
General & administrative	12,702	15,099			27,801
Restructuring charges	245	-			245
Depreciation and amortization	9,517	11,037	(3,776)	(2)	42,333
			25,555	(1)
Total cost and operating expenses	85,854	105,482	22,546		213,882

(Loss) income from operations	(4,132)	28,042	(44,141)		(20,231)

Interest expense, net	(3,113)	(7,446)	10,305	(3)(4)	(35,136)
			(34,882)	(5)
(Loss) income from operations before income taxes	(7,245)	20,596	(68,718)		(55,367)

Provision for income tax	(462)	(8,098)	(1,377)	(8)	(9,937)

(Loss) income from continuing operations	(7,707)	12,498	(70,095)		(65,304)

Basic earnings per share:
Loss from continuing operations' per common share	$(0.28)	N/A	N/A		$(1.45)
Diluted earnings per share:
Loss from continuing operations per common share	$(0.28)	N/A	N/A		$(1.45)

Basic weighted average common shares outstanding	27,106	N/A	18,000	(11)	45,106
Diluted weighted average common shares outstanding	27,106	N/A	18,000	(11)	45,106

Unaudited Pro Forma Combined Condensed Balance Sheet
as of June 30, 2011
(in thousands of dollars)

	Historical	Historical	Pro forma		Pro forma
	Web.com	Network Solutions	Adjustments		Combined
Current Assets:
Cash and cash equivalents	$15,972	$18,445	$(34,417)	a, o	$-
Accounts receivable, net of allowance for doubtful accounts	7,367	2,462	-		9,829
Prepaid expenses	3,670	8,378	(2,160)	e, l	9,888
Restricted investments	301	-	-		301
Prepaid registry fees	14,604	42,708	2,857	b	60,169
Deferred taxes, current	270	-	(270)	l	-
Deferred financing fees and other current assets	1,324	-	(1,219)	m	10,136
			10,031	j
Total current assets	43,508	71,993	(25,178)		90,323

Restricted investments	1,108	-	-		1,108
Prepaid domains	12,736	57,755	3,864	b	74,355
Property and equipment, net	8,918	27,343	-		36,261
Goodwill	123,186	763,336	(763,336)	c	706,051
			582,865	d
Intangible assets, net	98,855	94,428	(94,428)	c	557,775
			458,920	d
Investments in unconsolidated entities	-	3,204	-		3,204
Other assets	3,004	2,667	(4,605)	e, m	53,185
			52,119	j
Total assets	$291,315	$1,020,726	$210,221		$1,522,262

Current liabilities:
Accounts payable and accrued expenses	$2,033	$19,656	$6,966	f	$28,655
Accrued expenses	4,030	-	10,501	o, l	14,531
Accrued compensation and benefits	3,619	-	-		3,619
Current portion of long-term debt and capital lease obligations	10,627	468	(11,095)	h	6,000
			6,000	g
Deferred revenue	41,936	177,604	(87,440)	k	132,100
Accrued restructuring	581	-	-		581
Other liabilities	1,104	2,337	3,244	l	6,685
Total current liabilities	63,930	200,065	(71,824)		192,171

Accrued rent expense	1,143	-	-		1,143
Long-term debt and capital lease obligations	79,757	241,672	772,500	g	772,500
			(321,429)	h
Deferred revenue	27,721	199,268	(98,106)	k	128,883
Deferred taxes	10,409	-	136,129	l	146,538
Other long-term liabilities	1,152	24,032	(12,120)	l	13,064
Total liabilities	184,112	665,037	405,150		1,254,299

Total Stockholder' equity
Common stock	29	-	18	n	47
Additional paid in capital	272,643	-	164,862	n	437,505
Accumulated other comprehensive loss, net of tax	(75)	-	-		(75)
Member's equity	-	355,689	(355,689)	i	-
Accumulated deficit	(165,394)	-	(4,120)	m	(169,514)

Total stockholders' equity	107,203	355,689	(194,929)		267,963

Total liabilities and stockholders' equity	$291,315	$1,020,726	$210,221		$1,522,262

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

Note 1.  Basis of Presentation

On October 27, 2011, Web.com Group, Inc. (the “Company”) completed its acquisition (the “Acquisition”) of GA-Net Sol Parent LLC (“Network Solutions”), a provider of domain names, web hosting and online marketing services, pursuant to that certain Purchase Agreement dated August 3, 2011 by and among Web.com Group, Inc., a Delaware corporation, Net Sol Holdings LLC, a Delaware limited liability company, and GA-Net Sol Parent LLC, a Delaware limited liability company and a wholly-owned subsidiary of Net Sol Holdings LLC.  Consideration for the acquisition was approximately $405 million in cash and the issuance of 18 million shares of Web.com common stock.  The Company’s stockholders approved the issuance of the 18 million shares at the Company’s Special Meeting of Stockholders held on October 25, 2011.

The accompanying unaudited pro forma combined condensed financial statements present the results of operations and financial position of Web.com and Network Solutions based on the historical financial information of each company and include adjustments to reflect the transactions that are directly attributable to the acquisition and factually supportable. In addition, only adjustments to reflect the transactions expected to have a continuing impact on the combined results are included in the combined condensed statement of operations. The unaudited pro forma combined condensed balance sheet has been prepared assuming the acquisition occurred as of the close of business on June 30, 2011.  The unaudited pro forma combined condensed statements of operations have been prepared assuming the acquisition occurred on January 1, 2010.

The unaudited pro forma combined condensed financial statements are based on estimates and assumptions, which have been made solely for purposes of developing such pro forma information.  The estimated pro forma adjustments arising from the acquisition are derived from the estimated purchase price and estimated fair value of the assets acquired and liabilities included in the preliminary purchase price allocation.

The acquisition will be accounted for under the acquisition method as outlined in ASC 805.  Under this method, the purchase price is allocated to the fair value of tangible and intangible assets acquired and the fair value of liabilities assumed.  The remaining amount of unallocated purchase price is recorded as goodwill.  Web.com has been advised by independent valuation experts on the estimated fair value of certain intangible assets.  Fair value adjustments for property and equipment and the related depreciation expense adjustments are not reflected herein as the Company is in the process of gathering the relevant information required to complete the valuation. The entire purchase price valuation is preliminary and subject to changes in estimates.

The purchase price includes the issuance of 18 million shares at $9.16 per common share, based on the Company’s policy of using the lowest market price of that day, or $164.9 million and $405 million in cash for total consideration of $569.9 million. The preliminary purchase price allocation as of the close of business on June 30, 2011 is as follows (in thousands of dollars):

Goodwill	$582,865
Non Compete	600
Trade Names	97,050
Developed Technology	189,890
Customer Relationships	171,380
Net assets (liabilities) acquired	(471,905)

Total preliminary purchase price allocation	$569,880

Note 2.  Long-Term Debt

On October 27, 2011, the Company entered into credit facilities, pursuant to (i) a First Lien Credit Agreement, dated as of October 27, 2011, by and among the Company, J. P. Morgan Securities LLC and Deutsche Bank Securities Inc., as Co-Syndication Agents; Goldman Sachs Lending Partners LLC and SunTrust Bank, as Co-Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders from time to time party thereto (the “First Lien Credit Agreement”) and (ii) a Second Lien Credit Agreement, dated as of October 27, 2011, by and among the Company, J. P. Morgan Securities LLC and Deutsche Bank Securities Inc., as Co-Syndication Agents; Goldman Sachs Lending Partners LLC and SunTrust Bank, as Co-Documentation Agents; and JPMorgan Chase Bank, N.A., as Administrative Agent, and the lenders from time to time party thereto (the “Second Lien Credit Agreement”).  The First Lien Credit Agreement provides for (i) a six-year $600 million first lien loan facility (the “First Lien Term Loan”) and (ii) a five-year revolving credit facility of $50 million (the “Revolving Credit Facility”).  The Second Lien Credit Agreement provides for a seven-year $150 million second lien loan facility (the “Second Lien Term Loan”).  The Revolving Credit Facility was partially drawn on October 27, 2011, the proceeds of which were used to finance a portion of the Acquisition and pay off the Company’s $82.1 million of outstanding debt, Network Solutions’ total outstanding debt, debt issuance costs and acquisition expenses.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The First Lien Term Loan bears interest at a rate equal to either, at the Company’s option, the LIBOR rate plus an applicable margin equal to 5.5% per annum, subject to a 1.5% LIBOR floor, or the prime lending rate plus an applicable margin equal to 4.5% per annum.  Loans under the Revolving Credit Facility initially bear interest at a rate equal to either, at the Company’s option, the LIBOR rate plus an applicable margin equal to 5.5% per annum, or the prime lending rate plus an applicable margin equal to 4.5% per annum.  The interest rate applicable to the Revolving Credit Facility will be subject to decrease upon achievement of specified levels of first lien net leverage. The Company must also pay (i) a commitment fee of 0.5% per annum on the actual daily amount by which the revolving credit commitment exceeds then-outstanding revolving credit loans under the Revolving Credit Facility and (ii) a letter of credit fee equal to the applicable margin as applied to LIBOR loans under the Revolving Credit Facility and (iii) a fronting fee of 0.125% per annum, calculated on the daily amount available to be drawn under each letter of credit issued under the  Revolving Credit Facility. The Second Lien Term Loan bears interest at a rate equal to either, at the Company’s option, the LIBOR rate plus an applicable margin equal to 9.5% per annum, subject to a 1.5% LIBOR floor, or the prime lending rate plus an applicable margin equal to 8.5% per annum.

The Company’s obligations under the Credit Facility are guaranteed by certain of the Company’s existing and subsequently acquired or organized direct and indirect domestic subsidiaries. The obligations of the Company and the subsidiary guarantors under the Credit Facility and the related guarantees thereunder are secured, subject to customary permitted liens and other agreed upon exceptions, by (i) a first priority pledge of all of the equity interests of certain of the Company’s direct and indirect subsidiaries, and (ii) a perfected first priority interest in substantially all assets of the Company and each subsidiary guarantor, except to the extent the pledge of capital stock of a foreign subsidiary owned by the Company or any such subsidiary guarantor would result in adverse tax consequences.

Each of the First Lien Credit Agreement and the Second Lien Credit Agreement contains customary representations, warranties and affirmative and negative covenants applicable to the Company and its subsidiaries, including, among other things, restrictions on liens, indebtedness, investments, fundamental changes, dispositions, prepayment of other indebtedness, redemption or repurchase of subordinated indebtedness, dividends and other distributions.  The First Lien Credit Agreement contains a financial covenant that requires the Company to maintain a maximum consolidated first lien net leverage ratio. The Second Lien Credit Agreement contains a financial covenant that requires the Company to maintain a maximum consolidated total secured net leverage ratio.  Each of the First Lien Credit Agreement and the Second Lien Credit Agreement also includes customary events of default, including a change of control and cross-defaults on the Company’s or any subsidiary guarantor’s material indebtedness.

Note 2.  Pro Forma Income Statement Adjustments

The following pro forma adjustments have been recorded in the combined condensed statement of operations for the six months ended June 30, 2011 and the year ended December 31, 2010:

(1)
The following table includes Web.com’s preliminary amortization expense by category on a straight-line basis related to the estimated identifiable intangible assets resulting from this transaction for the year ended December 31, 2010 and the six months ended June 30, 2011:

	December 31, 2010	June 30, 2011	Useful life at Acquisition Date
	(in thousands)		(in years)
Amortization of:
Trade Names	$-	$-	Indefinite
Non-Compete	600	-	1
Customer Relationships	14,282	7,141	12
Technology	36,827	18,414	6
Total amortization expense	$51,709	$25,555

(2)
To eliminate amortization expense from Network Solutions’s historical cost basis of its intangible assets.  Web.com will record the intangible assets at the fair value as of the acquisition date as part of the purchase accounting;

(3)	To eliminate the interest expense and deferred financing amortization expense of Network Solutions’s pre-acquisition debt as this will be paid in full at the closing of the acquisition;

(4)	To eliminate the interest expense and deferred financing amortization expense of Web.com’s pre-acquisition debt as this will be paid in full at the closing of the acquisition;

(5)
To record Web.com’s interest expense and deferred financing fee amortization resulting from the estimated outstanding debt of $778.5 million resulting from the term loans and revolving credit facility issued to finance the acquisition;

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(6)	To reverse the deferred revenue recognized using Network Solutions’s historical basis for the year and six months ended December 31, 2010 and June 30, 2011, respectively;

(7)
As required by ASC 805, Business Combinations, Web.com will record deferred revenue at fair value as of the acquisition date (see footnote (k) below for additional information).  This adjustment reflects the estimated revenue that would have been recorded by Web.com using the preliminary fair value calculation of deferred revenue.  The fair value of deferred revenue was determined by estimating the costs associated with customer support services and prepaid domain name registration fees to fulfill the related contractual obligations over the remaining life of the customer contracts at the acquisition date and includes a normal profit margin. The unfavorable impact to revenue will decline on a monthly basis as the acquired deferred revenue becomes fully recognized;

(8)	To record income tax (expense) benefit using the estimated effective tax rate of the post-acquisition, combined Web.com entity;

(9)	To reverse the domain registration deferred cost of sales recognized using Network Solutions’s historical basis for the year and six months ended December 31, 2010 and June 30, 2011, respectively;

(10)
To record the domain registration cost of sales using the prepaid registry costs that were estimated at fair value under purchase accounting and recorded as cost of sales for the six months and year ended June 30, 2011 and December 31, 2010, respectively.  The fair value of prepaid registry fees was calculated by multiplying the monthly cost of registering a domain name by the number of months of services that have been prepaid for each contract at the acquisition date; and

(11)	To reflect issuance of 18 million shares of Web.com common stock.

Note 3.  Pro Forma Balance Sheet Adjustments

The following adjustments have been made to the unaudited pro forma combined condensed balance sheet as of June 30, 2011 to reflect the acquisition-related transactions:

(a)	To record net impact to cash and cash equivalents from acquisition related transactions are summarized below:

(millions of dollars)
Proceeds from term loans	$778.5
Financing fees related to term loan and credit facility	(62.2)
Pay off Network Solutions's bank debt	(242.1)
Pay off Web.com's bank debt	(90.4)
Payments to sellers	(405.0)
Acquisition-related transaction costs *	(24.6)
Reclass resulting negative cash balance to accrued expenses (See footnote (o) below)	11.4
Pro Forma Impact on Cash and Cash Equivalents	$(34.4)

*	Includes approximately $9.5 million of Network Solutions acquisition-related transaction costs.

(b)
To adjust the prepaid registry fees to fair market value as required by ASC 805.  The fair value of prepaid registry fees was calculated by multiplying the monthly cost of registering a domain name by the number of months of services that have been prepaid for each contract at the acquisition date;

(c)	To eliminate Network Solutions’s historical goodwill and intangible assets;

(d)	To record Web.com’s estimated goodwill and intangible assets arising from the acquisition of Network Solutions;

(e)	To eliminate current and long term portion of Network Solutions’s deferred financing fees;

(f)	This adjustment records employment-related liabilities under existing employee contracts that were triggered as a result of the acquisition;

(g)	To record the current and non-current portion of the $778.5 million long-term debt issued to finance the acquisition;

(h)
To eliminate Network Solutions’s and Web.com’s current and long-term debt that was settled at the closing of the acquisition.  Web.com used the proceeds from the bank debt discussed in note (g) above to pay off $242.1 million of Network Solutions’s total outstanding debt in addition to approximately $90.4 million of Web.com’s outstanding debt;

(i)	To eliminate Network Solutions’s historical member’s equity;

(j)
To record Web.com’s $62.2 million of capitalizable deferred financing fees related to the total $800 million Debt Financing arrangements, of which $778.5 million is expected to be outstanding after the closing of the acquisition;

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(k)
To adjust the deferred revenue balance to fair market value as required by ASC 805.  The fair value of deferred revenue was determined by estimating the costs associated with customer support services and prepaid domain name registration fees to fulfill the related contractual obligations over the remaining life of the customer contracts at the acquisition date and includes a normal profit margin;

(l)
These entries adjust historical Web.com and Network Solutions income tax accounts to reflect an estimated combined entity income tax payable of $0.7 million, current deferred tax liability of $4.8 million and non-current deferred tax liability of $146.5 million.  The income tax adjustments herein were based on the preliminary purchase price allocated to the assets and liabilities acquired;

(m)	To eliminate Web.com’s current and non-current portion of deferred financing fees. Web.com’s outstanding debt was refinanced in conjunction with the Debt Financing arrangements;

(n)
To record the 18 million Shares of Web.com common stock with a par value of $0.001 issued to the Sellers to partially finance the acquisition of Network Solutions.  The lowest market price on October 27, 2011 of $9.16 per common share was used as the fair value as per the Company’s policy; and

(o)
To reclassify the resulting negative cash and cash equivalents to accrued liabilities.  The expected Network Solutions and Web.com outstanding debt balances adjusted herein are based on June 30, 2011 and are higher than the combined Web.com and Network Solutions anticipated closing debt balances. The Company expects to have a positive cash and cash equivalents balance after the Acquisition closes.

Note 4.  Pro Forma Net Income (Loss) per Share

The pro forma basic and diluted net income (loss) per share are based on the weighted average Web.com shares used in computing basic and diluted net income (loss) as calculated for the year ended December 31, 2010 and the period ended June 30, 2011.  The Company has excluded 1.8 million and 3.6 million of potentially dilutive shares in the diluted earnings per share calculation of the combined entity for the six months and year ended June 30, 2011 and December 31, 2010, respectively.  These shares were excluded because the combined entity had a net loss for the periods presented in the Statement of Operations and including them would have been anti-dilutive as outlined in the provisions of ASC 260-10-45. The pro forma basic and diluted net income (loss) per share includes the impact of the 18 million shares that will be issued to the Sellers at the closing of the Acquisition.